================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934






                         NEW YORK BANCORP CAPITAL TRUST
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


      DELAWARE                                       APPLIED FOR
-----------------------                   ------------------------------------

 (State of Incorporation                 (I.R.S. Employer Identification No.)
     or Organization)

             C/O NEW YORK BANCORP INC.
             241-02 NORTHERN BOULEVARD
             DOUGLASTON, NEW YORK
             (718) 631-8100                                         11362
--------------------------------------------------------------------------------
    (Address and Telephone Number of Principal Executive Offices) (Zip Code)


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]


        Securities to be registered pursuant to Section 12(b) of the Act:



Title of Each Class                            Name of Each Exchange on Which
to be so Registered                            Each Class is to be Registered
-------------------                            ---------------------------------

8.00% CONVERTIBLE TRUST                        NEW YORK STOCK EXCHANGE, INC.
PREFERRED SECURITIES



        Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                ----------------
                                (Title of Class)


================================================================================

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The securities to be registered are 8.00% Convertible Trust Preferred Securities (the "Securities") of New York Bancorp Capital Trust, a statutory business trust created under the laws of the State of Delaware (the "Registrant"). The Securities are to be issued pursuant to a Registration Statement on Form S-3 (File Nos. 333-34675 and 333-34675-01), as amended (the "Registration Statement"), filed by New York Bancorp Inc., a Delaware corporation, and by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference the description of the Securities as set forth under the captions "Description of Capital Securities" and "Description of the Guarantee" in the Prospectus forming a part of the Registration Statement.

ITEM 2.  EXHIBITS.

       2.1 Certificate of Trust of the Registrant (filed as Exhibit 4.3 to the Registration Statement and incorporated herein by reference).

       2.2 Form of Amended and Restated Declaration of Trust of the Trust, among New York Bancorp Inc., as sponsor, the administrators party thereto, The Bank of New York (Delaware), as Delaware Trustee, The Bank of New York, as Property Trustee and the holders from time to time of undivided interests in the assets of the Registrant (filed as Exhibit 4.4 to the Registration Statement and incorporated herein by reference).

       2.3      Form of Capital Security Certificate (included in Exhibit 2.2).

       2.4 Form of Capital Securities Guarantee Agreement, between New York Bancorp Inc. and The Bank of New York, as Guarantee Trustee (filed as Exhibit 4.8 to the Registration Statement and incorporated herein by reference).

       2.5 Form of Indenture, between New York Bancorp Inc. and The Bank of New York, as Trustee (filed as Exhibit 4.5 to the Registration Statement and incorporated herein by reference).

       2.6 Form of Junior Convertible Subordinated Debenture of New York Bancorp Inc. (included in Exhibit 2.5).

                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                NEW YORK BANCORP CAPITAL TRUST
                                                By: New York Bancorp Inc.,
                                                        as Sponsor

                                                By: /s/ Michael A. McManus, Jr.
                                                        ------------------------
                                                        Michael A. McManus, Jr.
                                                        President and Chief
                                                        Executive Officer




Date:  September 30, 1997








                                        3


NYFS10...:\81\65281\0001\1819\FRM9237R.340